UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2018 (March 19, 2018)

ORIGINAL SOURCE MUSIC, INC.

 (Exact name of registrant as specified in its charter)

Nevada	333-133961	20-8594615
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8547 E. Arapahoe Road #J453 Greenwood Village, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	303-953-4245

8201 South Santa Fe Drive #229, Littleton, Colorado 80120

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.01  Changes in Control of Registrant.

On March 19, 2018, Big Emperor, Ltd. a British Virgin Islands company (“Big Emperor”) purchased 3,500,000 shares of common stock (the “Shares”) of Original Source Music, Inc.  (the “Company”) for $93,800.00.  Of the Shares, 3,000,000 were acquired from Lecia L. Walker, the Company’s Chief Executive Officer and a Director, and 500,000 were acquired from Esther Lynn Atwood, a Company Director. The Shares represent approximately 69% of the Company’s issued and outstanding common stock.

Big Emperor used funds from its working capital to acquire the Shares.

With the proceeds from the acquisition of the Shares, Ms. Walker and Ms. Atwood agreed to pay $64,410.00 to holders of promissory notes issued by the Company in full satisfaction of principal and interest in all outstanding promissory notes issued by the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2018, the Company’s board of directors appointed Tsang Chi Hin, age 59, as its Chief Executive Officer, and as director to hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified or until his resignation or removal.

Mr. Tsang is currently the Chairman of Honesty Health Industry Limited, a Hong Kong limited company that develops and sells health products throughout Hong Kong and mainland China.  He has held this role since January 1, 2015.

Mr. Tsang was the Co-founder of Proactive Technology Holdings Limited which was listed on the Growth Enterprises Market (GEM) Board of the Stock Exchange of Hong Kong (stock code. 8089; current name is Chinese Strategic Holdings Limited) in 2000.  He served as the Chairman and Chief Executive Officer of Proactive Technology Limited from 25 Feb 2000 to 16 Oct 2007.  Mr. Tsang then acted as the Chief Executive Officer in China Eco-Farming Limited (GEM Board stock code 8166) from 30 Sept 2008 to 1 Jan 2015.

Mr. Tsang holds a bachelor degree in economics of the Chinese University of Hong Kong in 1984 and a higher certificate in electronic engineering in the Hong Kong Polytechnic University in 1983. He has over 30 years of experience in the telecommunications and electronic industries.  Mr. Tsang started his marketing career in 1984. In 1987, he joined Hongkong Telecom as a consultant in marketing data communication services and his last position was account director.

The Board of Directors appointed Mr. Tsang in recognition of the importance of his abilities to assist the Company in expanding its business and the contributions he can make to its strategic direction.

The Company has not entered into any compensation arrangements with Mr. Tsang.

Following the appointment of Mr. Tsang as an officer and director of the Company, Lecia L. Walker resigned her position as our Chief Executive Officer and Director and Esther Lynn Atwood resigned her position as Director.  Both resignations are effective as of March 19, 2018.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Common Stock Purchase Agreement between Big Emperor, Ltd. and Lecia L. Walker and Esther Lynn Atwood dated March 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Original Source Music, Inc.
Date: March 23, 2018	By: /s/ Tsang Chi Hin
Tsang Chi Hin Chief Executive Officer

4